Exhibit 32.2

Certification by the Chief Financial Officer
of Bulova Corporation pursuant to 18 U.S.C. Section 1350
(as adopted by Section 906 of the
Sarbanes-Oxley Act of 2002)

Pursuant to 18 U.S.C. Section 1350, the undersigned chief financial officer of Bulova Corporation (the "Company") hereby certifies, to such officer's knowledge, that the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 10, 2004
/s/ John T. O'Reilly
John T. O'Reilly
Executive V.P. and
Chief Financial Officer